Exhibit 99.1

Faraday Future Announces its FX Super One Middle East Launch Event will be Held in
Dubai, UAE, on October 28, Ushering in a New Chapter of its Global “Third Pole” Strategy

●	Targeting first batch of FX Super One deliveries in the UAE in November 2025.

DUBAI, United Arab Emirates (October 15, 2025) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, announced that it will host the launch event for the FX Super One MPV in the UAE on Tuesday, October 28, 2025, at the Armani Hotel Dubai – Burj Khalifa. This event marks a pivotal moment in FF and FX’s Middle East “Third Pole” strategy”, as the Company introduces its flagship First Class EAI-MPV (Multi-Purpose Vehicle) to the UAE.

Titled “Super One, Palace of Intelligence,” the grand final launch of the FX Super One will be an immersive celebration of Faraday Future’s advanced intelligent mobility and a key step in its expansion to markets outside the U.S. The event is expected to draw industry leaders, media, and key stakeholders to experience the convergence of embodied Al, luxury, and performance in the iconic Burj Khalifa.

Key details:

●	Date: Tuesday, October 28, 2025

●	Time: 6:30 PM UAE Time

●	Venue: Armani Hotel Dubai – Burj Khalifa

Event highlights that attendees will experience:

●	FX Super One product presentation and introduction.

●	A VIP reception and high-level networking opportunities.

●	A visionary keynote address by FF and FX leadership.

●	An exclusive showcase of the FX Super One and its cutting-edge features.

This Dubai-based launch enhances Faraday Future’s commitment to its “Third Pole” global strategy, expanding beyond the U.S. and China into high-growth markets such as the UAE. FF aims to set a new benchmark in the regional luxury mobility sector by introducing its first-class EAI-MPV offering — a category-defining fusion of luxury mobility, AI-driven intelligence, and autonomous innovation.

“Our final launch of the FX Super One in the UAE is more than a product launch. It represents our entry into a region that embodies technological ambition and luxury lifestyle,” said YT Jia, Founder & Global Co-CEO of Faraday Future. “We are moving forward with deliveries in the UAE as early as November of this year, signaling a swift transition from showcase to real-world adoption.”

ABOUT FARADAY FUTURE

Faraday Future is a California-based global shared intelligent electric mobility ecosystem company. Founded in 2014, the Company’s mission is to disrupt the automotive industry by creating a user-centric, technology-first, and smart driving experience. Faraday Future’s flagship model, the FF91, exemplifies its vision for luxury, innovation, and performance. The new FX strategy aims to introduce mass production models equipped with state-of-the-art luxury technology similar to the FF 91, targeting a broader market with middle-to-low price range offerings. For more information, please visit https://www.ff.com/us/.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding future FX production, delivery and sales, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to secure agreements with OEMs to sell FX vehicles in the Middle East; the ability of OEMs and suppliers to timely delivery products and parts to the UAE; the possibility that the final launch event may need to be rescheduled due to circumstances over which the Company has limited or no control; the Company’s ability to homologate FX vehicles for sale in the Middle East; the Company’s ability to secure the necessary funding to execute on the FX strategy, which will be substantial; and the Company’s ability to continue as a going concern and improve its liquidity and financial position. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on March 31, 2025, and Form 10-Q filed on August 19, 2025, and other documents filed by the Company from time to time with the SEC.

CONTACTS

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com